Exhibit 10.1
FIRST AMENDMENT
Dated as of April 29, 2011
TO
AMENDED AND RESTATED
CREDIT AGREEMENT,
Dated as of April 5, 2010
among
SUPERVALU INC.,
as the Borrower,
VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS
FROM TIME TO TIME PARTIES HERETO,
as the Lenders,
THE ROYAL BANK OF SCOTLAND PLC,
as the Administrative Agent for the Lenders,
CREDIT SUISSE SECURITIES (USA) LLC, and
BARCLAYS CAPITAL
as the Co-Syndication Agents for the Lenders
and
U.S. BANK NATIONAL ASSOCIATION and RABOBANK INTERNATIONAL
as the Co-Documentation Agents for the Lenders.

RBS SECURITIES INC., CREDIT SUISSE SECURITIES (USA) LLC,
COBANK, ACB, U.S. BANK NATIONAL ASSOCIATION,
RABOBANK INTERNATIONAL and BARCLAYS CAPITAL
as Joint Lead Arrangers
RBS SECURITIES INC. and CREDIT SUISSE SECURITIES (USA) LLC,
as Joint Book Running Managers

FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
     THIS FIRST AMENDMENT, dated as of April 29, 2011 (this “Amendment”), to the Existing Credit Agreement (as defined below) is among SUPERVALU INC., a Delaware corporation (the “Borrower”), the Lenders (as defined below) parties hereto and THE ROYAL BANK OF SCOTLAND PLC, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.
WITNESSETH:
     WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of April 5, 2010 (the “Existing Credit Agreement”), among the Borrower, various financial institutions and other Persons from time to time parties thereto (the “Lenders”) and the Administrative Agent, the Lenders and the LC Banks have agreed to make, and have made, Advances to and issued Letters of Credit for the account of the Borrower;
     WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend the Existing Credit Agreement in certain respects as provided below; and
     WHEREAS, the Lenders and the Administrative Agent have agreed to such amendments on the terms and conditions contained in this Amendment.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):
     “Amendment” is defined in the preamble.
     “Existing Credit Agreement” is defined in the first recital.
     “Extending B-1 Lender” means a Term Lender that, on or prior to 12:00 noon (New York time) on April 27, 2011 (or such later time or date as shall be specified by notice posted on Intralinks), executes and delivers to the Administrative Agent (or its counsel) a counterpart of this Amendment whereby it agrees to extend the Term B-1 Commitment Termination Date of all or a portion of its Term B-1 Advances owing to it from June 2, 2012 to either the Term B-2 Commitment Termination Date or the Term B-3 Commitment Termination Date (or a combination of both) and identifying itself as an Extending B-1 Lender.
     “First Amendment Effective Date” is defined in Section 3.1.

     “New B-3 Lenders” means a Lender making New Term B-3 Advances on the First Amendment Effective Date other than by means of extending Term B-1 Advances.
     “Requisite Parties” means, collectively the Borrower, the Majority Lenders, each Extending B-1 Lender, the New B-3 Lenders (if applicable) and the Administrative Agent.
     “Term B-3 Borrowing” means a borrowing consisting of simultaneous Term B-3 Advances of the same Type made by each of the applicable Lenders pursuant to Section 4.2.
     “Term B-3 Commitment” means, with respect to a Lender, the commitment (if any) of such Lender to make an incremental Term B-3 Advance on the First Amendment Effective Date (that is, an Advance that is not part of any Term B-1 Advance being converted and continued as a Term B-3 Advance in accordance with the terms of this Amendment, with such incremental Advances being referred to as the “New Term B-3 Advances”) in the principal amount set forth on Annex I hereto. The maximum aggregate principal amount of (i) the Term B-1 Advances being converted into and continued as Term B-2 Advances or Term B-3 Advances pursuant to the terms of this Amendment plus (ii) the New Term B-3 Advances shall not exceed $800,000,000. No New Term B-3 Advances shall be made other than on the First Amendment Effective Date.
     SECTION 1.2. Existing Credit Agreement Defined Terms. Unless otherwise defined herein or the context otherwise requires, terms defined in the Existing Credit Agreement and used in this Amendment shall have the meanings given to them in the Existing Credit Agreement.
ARTICLE II
AMENDMENTS
     Effective on the First Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with the terms of this Article.
     SECTION 2.1. Amendment to Article I. Article I of the Existing Credit Agreement is hereby amended in accordance with Sections 2.1.1 through 2.1.2.
     SECTION 2.1.1. Section 1.01 of the Existing Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:
“FATCA” means Sections 1471 through 1474 of the Code and any current or future regulations or official interpretations thereof.
“First Amendment” means the First Amendment, dated as of April 29, 2011, to this Agreement among the Borrower, the Majority Lenders, the Extending B-1 Lenders (as defined therein), the New B-3 Lenders (as defined therein and if applicable) and the Agent.
“First Amendment Effective Date” is defined in Section 3.1 of the First Amendment.
“Incremental Term Advance” has the meaning specified in Section 2.20(a).

“Incremental Term Advance Commitment” has the meaning specified in Section 2.20(a).
“Incremental Term Advance Commitment Amount” has the meaning specified in Section 2.20(a).
“Incremental Term Borrowing” means a borrowing consisting of simultaneous Incremental Term Advances of the same Type made by each of the applicable Lenders pursuant to Section 2.20(a).
“Incremental Term Commitment Termination Date” means the earlier of the maturity date of such Incremental Term Advance Commitment and the date of termination in whole of the Commitments pursuant to Section 6.01.
“New Term B-3 Advances” means the additional Term B-3 Advances that were made on the First Amendment Effective Date that were not part of any Term B-1 Advance being converted into and continued as a Term B-3 Advance in accordance with the terms of the First Amendment. New Term B-3 Advances shall be made only on the First Amendment Effective Date.
“Spin Transaction” means a Disposition of any portion of the Equity Interests of one or more Subsidiaries of the Borrower to its shareholders.
“Term B-2 Commitment” means, with respect to each Lender, the commitment of such Lender to make Term B-2 Advances (including, if applicable, any Term B-1 Advances that are converted into and continued as Term B-2 Advances pursuant to the terms of the First Amendment), expressed as an amount representing the maximum aggregate amount at any time of the outstanding principal amount of such Lender’s Term B-2 Advances, as such commitment may be (a) increased pursuant to Section 2.20 or (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 8.07. The amount of each Lender’s Term B-2 Commitment is set forth either on Schedule I, in the Commitment Increase Agreement required under Section 2.20 pursuant to which such Lender shall have assumed its Term B-2 Commitment, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term B-2 Commitment, as applicable.
“Term B-3 Advances” means, collectively, (i) the Term B-1 Advances that were outstanding under this Agreement as of the First Amendment Effective Date and owing to an Extending B-1 Lender (as defined in the First Amendment) that became Term B-3 Advances hereunder pursuant to the First Amendment and (ii) the New Term B-3 Advances. The maximum aggregate principal amount of (x) the Term B-1 Advances being converted into and continued as Term B-2 Advances or Term B-3 Advances pursuant to the terms of the First Amendment plus (y) the New Term B-3 Advances made on the First Amendment Effective Date shall not exceed $800,000,000.
“Term B-3 Commitment” means, with respect to each Lender, the commitment of such Lender to make Term B-3 Advances (including, if applicable, any Term B-1 Advances that are converted into and continued as Term B-3 Advances pursuant to the terms of the First Amendment), expressed as an amount representing the maximum aggregate amount at any time of the outstanding principal amount of such Lender’s Term B-3 Advances, as such commitment may be (a) increased pursuant to Section 2.20 or (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 8.07. The amount of each Lender’s Term B-3 Commitment is set forth either on Schedule I, in the Commitment Increase Agreement required under Section 2.20 pursuant to which such Lender shall have assumed its Term B-3 Commitment, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term B-3 Commitment, as applicable.
“Term B-3 Commitment Termination Date” means the earliest of (i) the seventh anniversary of the First Amendment Effective Date, (ii) February 1, 2016, if $300,000,000 or more remains outstanding as of such date under the Borrower’s 8.00% Senior Notes due May, 2016 or (iii) the date on which the Term B Advances become due and payable pursuant to Section 6.01.
“Term B-3 Note” means a promissory note of the Borrower payable to the order of any applicable Lender, in substantially the form of Exhibit A-6 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a Term B-3 Advance made by such Lender.
     SECTION 2.1.2. Section 1.01 of the Existing Credit Agreement is hereby further amended as follows:
     (a) The definition of “Applicable Interest Rate Margin” is amended by (i) adding a new chart in respect of the Term B-3 Advances to read in its entirety as follows and (ii) amending clauses (c) and (d) of such definition, to read in their entirety as follows:
(c) for each Revolving-2 Advance, Term B-2 Advance and Term B-3 Advance maintained as a LIBOR Advance, for any Interest Period, a percentage per annum equal to the percentage set forth below in the chart applicable to such Advances for LIBOR Advances corresponding to the Extended Advance Rating Level in effect on the first day of such Interest Period; provided, that notwithstanding the definition of “LIBOR,” LIBOR for Term B-3 Advances shall not be less than 1.00%; and

(d) for each Revolving-2 Advance, Term B-2 Advance and Term B-3 Advance maintained as a Base Rate Advance, for any period, a percentage per annum equal to the percentage set forth below in the chart applicable to such Advances for Base Rate Advances corresponding to the Extended Advance Rating Level in effect from time to time during such period:
Applicable Interest Rate Margin for
Term B-3 Advances

Extended
Advance Rating Level	LIBOR Advances	Base Rate Advances
I	2.75%	1.75%
II	2.75%	1.75%
III	3.00%	2.00%
IV	3.00%	2.00%
V	3.50%	2.50%
VI	4.00%	3.00%
     (b) The definition of “Borrowing” is amended in its entirety to read as follows:
“Borrowing” means a Revolving Borrowing, a Term A Borrowing, a Term B Borrowing, an Incremental Term Borrowing or a Swingline Borrowing.
     (c) The definition of “Class” is amended in its entirety to read as follows:
“Class” when used in reference to (a) any Advance or Borrowing, refers to whether such Advance, or the Advances comprising such Borrowing, are Revolving-1 Advances, Revolving-2 Advances, Swingline Loans, Term A Advances, Term B-1 Advances, Term B-2 Advances or Term B-3 Advances; (b) any Revolving Advance Commitment refers to whether such Commitment is a Revolving-1 Advance Commitment or a Revolving-2 Advance Commitment; and (c) any Lender refers to whether such Lender is a Revolving-1 Lender, a Revolving-2 Lender, a Swingline Lender, a Lender that has made Term A Advances (“Term A Lender”), a Lender that has made Term B-1 Advances (“Term B-1 Lender”), a Lender that has made Term B-2 Advances (“Term B-2 Lender”) or a Lender that has made Term B-3 Advances (“Term B-3 Lender”).

     (d) The definition of “Commitment” is amended in its entirety to read as follows:
“Commitment” means, as the context may require, the Revolving Advance Commitment, the Swingline Commitment, the Incremental Term Advance Commitment or the Incremental Revolving Commitment.
     (e) The definition of “Commitment Termination Date” is amended in its entirety to read as follows:
“Commitment Termination Date” means, as the context may require, the Term A Commitment Termination Date, the Term B Commitment Termination Date, any Incremental Term Commitment Termination Date or the Revolving Advance Commitment Termination Date.
     (f) The definition of “Extended Advance Rating Level” is amended by changing the heading in the chart from “Extended Advance Rating Levels for Revolving -2 Advances and Term B-2 Advances” to “Extended Advance Rating Levels for Revolving-2 Advances, Term B-2 Advances and Term B-3 Advances.”
     (g) The definition of “Loan Documents” is amended in its entirety to read as follows:
“Loan Documents” means this Agreement, the Security Documents, the Notes, the Fee Letter, the Initial Borrowing Date Representation Certificate, the Effective Date Representation Certificate, the Amendment and Restatement Agreement, the First Amendment, any affirmation delivered by a Guarantor in connection with an amendment or other modification to this Agreement and the Letters of Credit.
     (h) The definition of “Net Disposition Proceeds” is amended in its entirety to read as follows:
“Net Disposition Proceeds” means the gross cash proceeds received by the Borrower or its Subsidiaries from any Disposition of assets, any cash payment received in respect of promissory notes or other non-cash consideration delivered to the Borrower or its Subsidiaries in respect thereof, and any cash distributed to the Borrower (whether as dividends or other distributions or repayment of intercompany obligations) in connection with a Spin Transaction, minus the sum of (i) all reasonable and customary legal, investment banking, due diligence, brokerage, accounting and similar fees and expenses incurred in connection with such Disposition, (ii) all taxes actually paid or estimated by the Borrower to be payable in cash within the next 18 months in connection with such Disposition, (iii) payments made by the Borrower or its Subsidiaries to retire Indebtedness (other than the Advances) that either (y) is secured by a Lien on the assets included in the Disposition or (z) was originally incurred by the Borrower or a Subsidiary whose assets are included in the Disposition, in each case where payment of such Indebtedness is required in connection with such Disposition; and (iv) payments made on accounts payable or other obligations by the Borrower and its Subsidiaries that are retained, and payment of which is a condition or requirement in connection with such Disposition (provided, that if the actual amount of such account payable or other obligation is less than that which the Borrower or such Subsidiary estimated, then such excess amount shall constitute Net Disposition Proceeds); provided, further, that the amount of estimated taxes pursuant to clause (ii) in excess of the amount of taxes actually required to be paid in cash in respect of such Disposition within such 18-month period shall constitute Net Disposition Proceeds.
     (i) The definitions of “Term B Advances,” “Term B Commitment Termination Date,” “Term B Note” and “Term B-2 Advance” are hereby amended in their entirety to read as follows:
“Term B Advances” means, as the context may require, a Term B-1 Advance, a Term B-2 Advance or a Term B-3 Advance (including Incremental Term Advances), and refers to a Base Rate Advance or LIBOR Advance.
“Term B Commitment Termination Date” means, as the context may require, the Term B-1 Commitment Termination Date, the Term B-2 Commitment Termination Date or the Term B-3 Commitment Termination Date.
“Term B Note” means, as the context may require, a Term B-1 Note, a Term B-2 Note or a Term B-3 Note.
“Term B-2 Advance” means, collectively, (i) a Term B Advance that was outstanding under the Existing Credit Agreement as of the Restatement Effective Date and owing to an Extending Lender (as defined in the Amendment and Restatement Agreement) that became a Term B-2 Advance hereunder pursuant to the Amendment and Restatement Agreement and (ii) if applicable, a Term B-1 Advance that was outstanding under the this Agreement as of the First Amendment Effective Date and owing to an Extending B-1 Lender (as defined in the First Amendment) that became a Term B-2 Advance hereunder pursuant to the First Amendment.
     (j) The definition of “Threshold Amount” is hereby amended in its entirety to read as follows:
“Threshold Amount” means 90% of the Net Disposition Proceeds received from any Disposition (or portion thereof) made by the Borrower and its Subsidiaries in reliance on Section 5.02(c)(iv) to the extent such Disposition (or such portion thereof) constitutes an Excess Amount (but, with respect to any Disposition consisting only in part of an Excess

Amount, only the Net Disposition Proceeds of the portion of the Disposition that constitutes an Excess Amount shall be included in the calculation of the Threshold Amount); provided, that in the case of a Spin Transaction, the Threshold Amount shall be equal to 90% of the Excess Amount.
     SECTION 2.2. Amendments to Article II. Article II of the Existing Credit Agreement is hereby amended in accordance with Sections 2.2.1 through 2.2.7.
     SECTION 2.2.1. The first sentence of clause (c) of Section 2.01 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:
On the First Amendment Effective Date, after giving effect to the transactions contemplated by the First Amendment, the outstanding aggregate principal amount of the Term B-1 Advances was $249,687,359.79, Term B-2 Advances was $581,335,043.59 and Term B-3 Advances was $451,620,790.80.
     SECTION 2.2.2. Section 2.07 of the Existing Credit Agreement is hereby amended by adding a new clause (a)(iv), to read in its entirety as follows:
(iv) On the Term B-3 Commitment Termination Date and on each Quarterly Payment Date occurring during any period set forth on Schedule VI, the Borrower shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term B-3 Advances equal to the principal amount of the Term B-3 Advances set forth in the column corresponding to such date on Schedule VI. The Borrower further agrees that it shall pay a premium of 1.00% of the amount of any repayment or prepayment of Term B-3 Advances made directly or indirectly with the proceeds of any Debt on or prior to the first anniversary of the First Amendment Effective Date, payable on the date of such repayment or prepayment.
     SECTION 2.2.3. The last sentence of clause (c) of Section 2.07 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:
Each prepayment of the Term Advances made pursuant to this Section 2.07(c) shall be applied pro rata to a mandatory prepayment of the Term Advances (with the amount of such prepayment of the Term Advances being applied to the remaining Term A Advance, Term B-1 Advance, Term B-2 Advance and Term B-3 Advance amortization payments, pro rata in accordance with the amount of each such remaining Term Advance amortization payment of such Class).
     SECTION 2.2.4. Subclause (i)(B) of the proviso contained in clause (b) of Section 2.12 of the Existing Credit Agreement is hereby amended in its entirety as follows:

(B) a Borrowing comprising Term B Advances shall be applied among Term B-1 Advances, Term B-2 Advances and Term B-3 Advances as the Borrower shall determine with respect to each such Class, shall be made pro rata among the Term B Advances constituting such Class and to the remaining amortization payments for such Class in such amounts as the Borrower shall determine,
     SECTION 2.2.5. Clause (a) of Section 2.13 of the Existing Credit Agreement is hereby amended by adding the following text immediately following the words “maintaining LIBOR Advances,” at the end of clause (a)(ii) of such Section:
(notwithstanding anything herein to the contrary and for the avoidance of doubt the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder issued in connection therewith or in implementation thereof shall be deemed to be a “change in law” made after the Effective Date for purposes of this Section, regardless of the date enacted, adopted, issued or implemented)
     SECTION 2.2.6. Section 2.17 of the Existing Credit Agreement is hereby amended by adding a new clause (l), to read in its entirety as follows:
(l) If a payment made to a Lender under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower or the Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.
     SECTION 2.2.7. Section 2.20 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:
SECTION 2.20. Increase in Commitments. (a) At any time after the date on which all Term A Advances have been paid in full, all Revolving-1 Advances have been paid in full and the commitment to make additional Revolving-1 Advances has expired or been terminated, the Borrower may by written notice to the Agent (which shall promptly deliver a copy to each of the Lenders) request at any time or from time to time that the total Revolving-2 Advance Commitments, Term B-2 Commitments and/or Term B-3 Commitments be increased or that one or more new term facilities (each referred to as an “Incremental Term Facility”) be instituted under this Agreement; provided, that (i) the Borrower shall offer each Lender the opportunity to increase its applicable Commitment by its Percentage of the proposed increased amount, and (ii) each Lender in its sole discretion may either (A) agree to increase its applicable Commitment (in the case of an existing Commitment) by all or a portion of the offered amount or provide Advances for any Incremental Term Facility or (B) decline to increase its applicable Commitment. Any such notice shall set forth the amount of the requested increase in the total Commitments or proposed principal amount of any Incremental Term Facility and the date on which such increase or new Commitment is requested to become effective. In the event that the Lenders shall have agreed to increase their applicable Commitments or provide new Commitments by an aggregate amount less than the increase in the total Commitments requested by the Borrower, the Borrower may arrange for one or more banks or other financial institutions (any such bank or other financial institution being called an “Augmenting Lender”), which may include any Lender, to extend Commitments or increase its existing Commitment in an aggregate amount equal to the unsubscribed amount; provided, that each Augmenting Lender, if not already a Lender hereunder, shall be an Eligible Assignee and subject to the approval of the Agent and, in the case of an increase in the Revolving-2 Advance Commitments, each LC Bank (which approvals shall not be unreasonably withheld or delayed) and the Swingline Lender. Any such additional term Advances made under an Incremental Term Facility shall be deemed an “Incremental Term Advance,” any such commitment to make Incremental Term Advances shall be deemed an “Incremental Term Advance Commitment” and the aggregate amount thereof agreed to be provided by the applicable Lenders or Augmenting Lenders shall be an “Incremental Term Advance Commitment Amount”, and the Agent and the Borrower are hereby authorized and directed to make all changes necessary to the Loan Documents in order to reflect the inclusion of the Incremental Term Advances and Incremental Term Facility in such Loan Documents, including the modification of the definitions, insertion of amortization schedules, the inclusion of the agreed upon pricing and tenor and sharing of payments. Furthermore, as of the effective date of any increases to the Term B-2 Advance Commitment or Term B-3 Advance Commitment, all references in this Agreement to Term B-2 Advances and Term B-3 Advances shall be deemed to also refer to such increased amounts, as appropriate. Any such additional Revolving-2 Advance Commitments shall be deemed an “Incremental Revolving Commitment” and the aggregate amount thereof agreed to be provided by the applicable Lenders or Augmenting Lenders shall be the “Incremental Revolving Advance Commitment Amount.” As of the effective date of the Incremental Revolving Commitments, all references in this Agreement to Revolving-2 Advances shall be deemed to also refer to Incremental Revolving Advances, as appropriate.
     (b) Increases to existing, and the providing of new Commitments (each, a “Commitment Increase”) created pursuant to this Section, shall become effective upon the execution and delivery by the Borrower, the Agent and any Lenders (including any Augmenting Lenders) agreeing to increase their existing Commitments or extend new Commitments, as the case may be, of an agreement providing for such increased or additional Commitments (a “Commitment Increase Agreement”), subject to the satisfaction of any conditions set forth in such agreement. Notwithstanding the foregoing, no increase in the total Commitments (or in the Commitment of any Lender) shall become effective under this clause (b) unless (i) on the date of such increase, unless otherwise agreed by the Lenders providing such Commitment Increase, the conditions set forth in Section 3.03 shall be satisfied (as though a Borrowing were being made on such date) and the Agent shall have received a certificate to that effect dated such date and executed by any Executive Officer of the Borrower and the Borrower’s Secretary or any Assistant Secretary, (ii) the Agent shall have received (to the extent requested by the Agent reasonably in advance of such date) legal opinions, board resolutions and other closing certificates and documentation that are required by the Commitment Increase Agreement and are consistent with those delivered under Section 3.01 and (iii) the Agent shall have received a certificate dated such date and executed by the Borrower’s Financial Officer demonstrating pro forma compliance with the financial covenants set forth in Sections 5.02(e) and 5.02(f) after giving effect to the incurrence of the Commitment Increase for the most recently ended four Fiscal Quarter period as if the Commitment Increase had been incurred at the beginning of such period.
     (c) If and to the extent that any Lenders and/or other Augmenting Lenders agree, in their sole discretion, to provide any such additional Commitments (i) in the case of any Incremental Term Advance Commitment (A) such Incremental Term Advances will not (1) mature prior to Term B-3 Commitment Termination Date or (2) have an average weighted life to maturity at the time of incurrence that is less than the average weighted life to maturity of the Term B-2 Advances or Term B-3 Advances and (B) upon the making of any Incremental Term Advances pursuant to such Incremental Term Advance Commitment, the Agent will amend the amortization schedule set forth in Schedule VI to include an amortization schedule for such Incremental Term Advances or reflect any increase in an existing Term Facility to give effect to an increase in the principal amount of the Term B-2 Advances or Term B-3 Advances, (ii) in the case of an Incremental Revolving Commitment (A) the Percentages of the respective Lenders in respect of Revolving-2 Advances shall be proportionally adjusted (provided, however, that the amount equal to the adjusted Percentage of a Lender in respect of Revolving-2 Advances multiplied by the aggregate amount of Revolving-2 Advance Commitments as increased by the Incremental Revolving Advance Commitment Amount may not exceed such Lender’s Revolving-2 Advance Commitment immediately prior to any such adjustment without the consent of such Lender) and such adjustment shall be recorded in the Register and (B) at such time and in such manner as the Borrower and the Agent shall agree (it being understood that the Borrower and the Agent will use commercially reasonable efforts to avoid the prepayment or assignment of any LIBOR Advances on a day other than the last day of the Interest Period applicable thereto), the Revolving Lenders shall assign and assume outstanding Revolving-2 Advances and participations in outstanding Letters of Credit and Swingline Loans so as to cause the amounts of such Revolving Advances and participations in Letters of Credit and Swingline Loans held by each Lender with a Percentage with respect to Revolving-2 Commitments in excess of zero to conform to its Percentage with respect to Revolving-2 Commitments.
     (d) The applicable interest rate margins for any Commitment Increase shall be agreed upon by the Borrower and the Lenders and/or Augmenting Lenders that agree to provide such Commitment Increase and the definition of the term “Applicable Interest Rate Margin” shall be amended by the Agent to reflect such agreement and any changes required pursuant to Section 2.20(e) below. Any Commitment Increase to the Revolving-2 Advance Commitments shall be subject to the terms applicable to Revolving-2 Advances under the Loan Documents, other than with respect to pricing and tenor; provided, that Advances under the Incremental Revolving Commitment will not (1) mature prior to Revolving-2 Commitment Termination Date or (2) have an average weighted life to maturity at the time of incurrence that is less than the average weighted life to maturity of the Revolving-2 Advances at such time. Any increase in an existing Term Facility shall be subject to documentation reasonably satisfactory to the Agent, which documentation shall contain terms consistent with the terms applicable to the Term B-2 Advances and the Term B-3 Advances contained in the Loan Documents. The Borrower shall execute and deliver any additional Notes, other amendments or modifications to any Loan Document, and deliver any other certificates, consents or legal opinions as the Agent may reasonably request in connection with any Commitment Increase.
     (e) If, at the time that any Commitment Increase for Revolving-2 Advances becomes effective, any Letters of Credit issued hereunder are outstanding or any Swingline Loans are outstanding, each Revolving-2 Lender’s participation in such Letters of Credit and Swingline Loans will be adjusted in accordance with such Revolving-2 Lender’s Percentage, after giving effect to such Commitment Increase. If (i) the Applicable Interest Rate Margin on the Incremental Revolving Commitment is greater than that accruing on the existing Revolving-2 Advance Commitment or the Incremental Term Advance Commitment is greater than that accruing on the existing Term B-2 Advance Commitment or Term B-3 Advance Commitment by more than 0.50%, then the Applicable Interest Rate Margin on the existing Revolving-2 Advances, Term B-2 Advances or Term B-3 Advances, as applicable, shall be increased to the extent necessary to equal the Applicable Interest Rate Margin on the Advances to be made under the Incremental Revolving Commitment or Incremental Term Advance Commitment and (ii) the Applicable Facility Fee Rate on the Incremental Revolving Commitment is greater than that accruing on the existing Revolving-2 Advance Commitment by more than 0.125%, then the Applicable Facility Fee Rate on the existing Revolving-2 Advances shall be increased to the extent necessary to equal the Applicable Facility Fee Rate on the Advances to be made under the Incremental Revolving Commitment.
     (f) Notwithstanding anything in any Loan Document to the contrary, (i) the Borrower shall not be permitted to request, nor shall any Lenders or Augmenting Lenders be allowed to provide, Commitment Increases and/or New Term B-3

Advances if after giving effect thereto, the aggregate outstanding principal amount of Advances plus Letter of Credit Liabilities plus unused Revolving Advance Commitments would exceed $3,650,000,000 (through and including June 2, 2011) and $3,500,000,000 (thereafter) and (ii) the aggregate amount of all such increases pursuant to this Section shall not exceed $500,000,000.
     SECTION 2.3. Amendments to Article V. Article V of the Existing Credit Agreement is hereby amended in accordance with Sections 2.3.1 through 2.3.3.
     SECTION 2.3.1. Clause (e)(i) of Section 5.01 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:
(i) any Term Advances (other than New Term B-3 Advances and Incremental Term Advances) for the consummation of the Transaction and, in the case of New Term B-3 Advances and Incremental Term Advances, for capital expenditures and general corporate and working capital purposes of the Borrower and its Subsidiaries; and
     SECTION 2.3.2. Clause (c)(iv)(B) of Section 5.02 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:
(B) the aggregate book value of all Dispositions made in reliance upon this clause (iv) (including the aggregate book value of assets constituting the Excess Amount) from the First Amendment Effective Date through the Term B-3 Commitment Termination Date shall not, in the aggregate, exceed 25% of the total assets of the Borrower and its Subsidiaries on a Consolidated basis (determined by reference to the Most Recent Financial Statements).
     SECTION 2.3.3. Clauses (c)(iv)(1) and (c)(iv)(2) of Section 5.02 of the Existing Credit Agreement are hereby amended in their entirety to read as follows:
(1) such Disposition (and not just the portion of the Disposition relating to the Excess Amount) is for fair market value, as determined by the Borrower in a commercially reasonable manner (except in the case of a Spin Transaction where the Borrower cannot calculate such fair market value in a commercially reasonable manner); provided, that, as conditions to the consummation of each Spin Transaction (A) the Borrower shall still be required to deliver to the Lenders a calculation of the book value of the assets and properties being Disposed of in each Spin Transaction, and such book value shall be included in the determination of the Excess Amount, the Required Amount, the Threshold Amount and the Prepaid Amount, (B) both before and after giving effect to such Spin Transaction, no Default shall have occurred and be continuing or would result therefrom and (C) in no event shall a Spin Transaction result in the release of (i) all or substantially all of the Subsidiary Guarantors from the obligations under the Subsidiary Guaranty or (ii) all or substantially all of the collateral under the Pledge Agreement, (2) other than the assumption of obligations by the purchaser, the Borrower or the applicable Subsidiary receives no less than 90% of the consideration for the Excess Amount in cash and (without limiting the foregoing), in the case of a Spin Transaction the Net Disposition Proceeds are equal to at least the Required Amount,
     SECTION 2.4. Amendment to Exhibits, Schedules. (a) Exhibit B-1 (“Notice of Borrowing”) to the Existing Credit Agreement is hereby amended in its entirety to read as set forth in Exhibit B-1 attached hereto; (b) new Exhibit A-6 (Form of Term B-3 Note), is hereby added to the Existing Credit Agreement to read in its entirety as Exhibit A-6 hereto, (c) Schedule I (as it relates to Term B-1 Advances, Term B-2 Advances (if applicable), and Term B-3 Advances, after giving effect to this Amendment) to the Existing Credit Agreement is hereby amended to read as Schedule I (on file with the Administrative Agent) and (d) Schedule VI to the Existing Credit Agreement is hereby amended by modifying the Term B-1 Advance amortization schedule and, if any Term B-1 Advances are converted into and continued as Term B-2 Advances on the First Amendment Effective Date the Term B-2 Advance amortization schedule, and adding the amortization of the Term B-3 Advances, as set forth in Schedule VI hereto, to give effect to the transactions contemplated by this Amendment.
ARTICLE III
CONDITIONS TO EFFECTIVENESS
     SECTION 3.1. This Amendment shall become effective upon the date (the “First Amendment Effective Date”) on which all the conditions set forth in this Article shall have been satisfied or waived by the Requisite Parties; provided that this Amendment shall terminate at 5:00 p.m. on May 5, 2011 if the conditions set forth below shall not have been satisfied at or prior to such time, unless such date is extended by the Requisite Parties.
     SECTION 3.1.1. Execution of Counterparts. The Administrative Agent shall have received copies of this Amendment, duly executed and delivered by an Authorized Officer of the Borrower and on behalf of the Requisite Parties.
     SECTION 3.1.2. Affirmation. The Administrative Agent shall have received counterparts of an Affirmation, dated as of the First Amendment Effective Date, in form and substance satisfactory to the Administrative Agent, duly executed and delivered by an Authorized Officer of each Obligor other than the Borrower.
     SECTION 3.1.3. Resolutions, etc. The Administrative Agent shall have received from the Borrower (i) a copy of a good standing certificate, dated a date reasonably close to the First Amendment Effective Date and (ii) a certificate, dated as of the First Amendment Effective Date duly executed and delivered by the Borrower’s Secretary or Assistant Secretary as to:
     (a) resolutions of the Borrower’s Board of Directors then in full force and effect authorizing all aspects of the transaction contemplated on the First Amendment Effective Date and the execution, delivery and performance of each Loan Document to be executed by the Borrower on such date; and
     (b) the incumbency and signatures of those of its officers authorized to act with respect to each document to be executed by the Borrower in connection with the First Amendment;

upon which certificate each Secured Party may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of the Borrower canceling or amending the prior certificate of Borrower.
     SECTION 3.1.4. Delivery of Term B-3 Notes. The Administrative Agent shall have received, for the account of each Lender that has requested a Term B-3 Note, such Lender’s Term B-3 Note duly executed and delivered by an Authorized Officer of the Borrower.
     SECTION 3.1.5. Legal Opinions. The Administrative Agent shall have received opinions of Dorsey & Whitney LLP, New York counsel for the Borrower and (ii) John Breedlove, Esq., Vice President Business Law, for the Borrower, in each case dated the First Amendment Effective Date, addressed to each of the LC Banks, the Agent, the Swingline Lender and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent.
     SECTION 3.1.6. Other Documents. The Administrative Agent shall have received such other documents and certificates as the Administrative Agent or its counsel may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
     SECTION 3.1.7. Amendment Fee; Term B-3 Fee. The Administrative Agent shall have received (i) for the account of each Lender that has executed and delivered (including by electronic transmission) a copy of this Amendment to the Administrative Agent or its counsel (Orrick, Herrington and Sutcliffe, LLP, 51 West 52nd Street, New York, New York 10019 (facsimile number 212-506-5151, Attention: Ms. Oona Fitzpatrick , email address ofitzpatrick@orrick.com) no later than 12:00 noon (New York time) on April 27, 2011 (referred to as the “Consent Time”) an amendment fee (the “Amendment Fee”) in an amount equal to 0.10% of such consenting Lender’s aggregate outstanding principal amount of all Advances owing to it plus (without duplication) the amount of a Revolving Lender’s risk participation and funded participation in Letter of Credit Liabilities plus the amount of the unused Revolving Advance Commitment for such Lender as of the Consent Time and (ii) for the account of each Term B-3 Lender a fee in the amount of 0.50% of the principal amount of Term B-3 Advances made by it on the First Amendment Effective Date (including the principal amount of Term B-1 Advances that have been converted into and continued as Term B-3 Advances pursuant to the First Amendment). For the avoidance of doubt, the Amendment Fee shall not be payable to any Person that was not a Lender immediately prior to the effectiveness of this Amendment.
     SECTION 3.1.8. Payment of Fees and Expenses. The Administrative Agent, each Joint Book Running Manager and each other Lender shall have received all fees payable to it on or prior to the First Amendment Effective Date (including all fees set forth in any fee letter between the Borrower and either Joint Book Running Manager) and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the First Amendment Effective Date, including reimbursement or payment of all reasonable out-of-pocket expenses (but excluding fees, charges and disbursements of legal counsel to the Administrative Agent) required to be reimbursed or paid by the Obligors hereunder or under any Loan Document
     SECTION 3.1.9. Accuracy of Representations. The statements set forth in Section 4.1 shall be true.

ARTICLE IV
MISCELLANEOUS PROVISIONS; ACKNOWLEDGMENTS
     SECTION 4.1. Representations and Warranties. To induce the Lenders and Administrative Agent to enter into this Amendment the Borrower represents and warrants to the Administrative Agent, the Swingline Lender, the LC Banks and the other Lenders that as of the date hereof, and if different as of the First Amendment Effective Date, that:
     (a) the representations and warranties contained in Section 4.01 of the Existing Credit Agreement are true and correct in all material respects on and as of the date hereof and (if different) the First Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date (other than in respect of representations and warranties that are subject to a materiality or Material Adverse Effect qualifier, in which case such representations and warranties are (or were, as applicable) true and correct);
     (b) no Default has occurred and is continuing, or would result from this Amendment;
     (c) this Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms; and
     (d) no authorizations, consents or approvals by any Person other than the Requisite Parties are required for the execution and delivery by, or for the effectiveness or enforceability against, the Borrower, of this Amendment or of the Existing Credit Agreement as amended hereby.
     SECTION 4.2. Term B-2, B-3 Commitment. Each Lender (a) that has a Term B-2 Commitment or a Term B-3 Commitment that includes Term B-2 Advances (if any) or Term B-3 Advances, in each case to be converted from Term B-1 Advances on the First Amendment Effective Date, agrees that on the First Amendment Effective Date an amount of its Term B-1 Advances equal to the amount set forth opposite its name on Annex I hereto shall be converted into Term B-2 Advances and/or Term B-3 Advances (provided, that the aggregate principal amount of all such conversions into and continuations as Term B-2 Advances from Term B-1 Advances shall not exceed $150,000,000), with the amount of such converted Term B-1 Advances allocated to Term B-2 Advances and to Term B-3 Advances to be at the sole discretion of the Borrower and (b) that is committed to make New Term B-3 Advances agrees to make a New Term B-3 Advance to the Borrower in a single Borrowing on the First Amendment Effective Date equal to the amount set forth opposite its name on Annex II hereto, provided, that the conversion of such Term B-1 Advances into Term B-2 Advances or Term B-3 Advances and the making of any New Term B-3 Advance shall be subject to the satisfaction of the following conditions precedent:
     (a) the conditions precedent to the effectiveness of the First Amendment shall have been, or contemporaneous with the funding of such New Term B-3 Advance shall be satisfied;

     (b) the Borrower shall have executed and delivered to the Agent a Notice of Borrowing setting forth the amount of New Term B-3 Advances to be made; and
     (c) the statements set forth in Section 4.1 shall be true.
     SECTION 4.3. Effect of Amendment. The parties hereto agree as follows:
     (a) This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Existing Credit Agreement or any other Loan Document not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders under any of the Loan Documents, except as expressly stated herein. Except as expressly amended hereby, all of the representation, covenants, conditions and other provisions of the Existing Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.
     (b) On and after the First Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Existing Credit Agreement in any other Loan Document shall be deemed a reference to the Existing Credit Agreement as amended hereby.
     (c) By signing below, the Majority Lenders hereby agree that the Existing Credit Agreement is hereby amended to increase the aggregate Term Advances by $290,885,694.18 and that such amount shall be allocated to the New B-3 Lenders as set forth in Schedule II (on file with the Administrative Agent), and each party hereto agrees that (if applicable), each New B-3 Lender that was not a Lender immediately prior to the effectiveness of this Amendment shall upon such effectiveness become and shall for all purposes of the Loan Documents be a “Lender” under the Existing Credit Agreement, as amended by this Amendment: The Term B-3 Advances and Term B-3 Commitments allocated to the Term B-3 Lenders shall have all the terms and conditions of, and shall be characterized as, Term B-3 Advances and Term B-3 Commitments under the Existing Credit Agreement, as amended by this Amendment and shall become effective on the First Amendment Effective Date.
     (d) Without modifying the terms of Section 2.02(d) and (e) of the Existing Credit Agreement (including, without limitation, the obligations of the Borrower set forth therein, which obligations shall also extend to any amounts advanced by the Administrative Agent pursuant to this clause), by signing this Amendment, each Lender committing to make a New Term B-3 Advance confirms and agrees (i) that promptly following the First Amendment Effective Date it shall make available to the Administrative Agent the principal amount of and accrued interest (at the Applicable Interest Rate Margin) on any New Term B-3 Advances that the Administrative Agent, in its sole discretion, decides to make on behalf of such

Lender to the Borrower, as further set forth opposite such Lender’s name on Schedule II (on file with the Administrative Agent), and (ii) such Lender’s obligation to so reimburse the Administrative Agent shall be absolute and unconditional, and shall be subject to the same terms as contained in the last sentence of Section 2.03(c) of the Existing Credit Agreement (which provisions are hereby incorporated into this Amendment by this reference), as if the New Term B-3 Advances were Revolving Advances and the Administrative Agent was the Swingline Lender.
     SECTION 4.4. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Amendment, excluding the fees, charges and disbursements of counsel for the Administrative Agent.
     SECTION 4.5. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     SECTION 4.6. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.
     SECTION 4.7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
     SECTION 4.8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.
     SECTION 4.9. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.
     SECTION 4.10. Loan Document Pursuant to Existing Credit Agreement. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended hereby, including Article VIII thereof.
     SECTION 4.11. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Lenders, the Borrower and the Administrative Agent, and their respective successors and assigns.

     SECTION 4.12. Waiver of Jury Trial, Etc. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AMENDMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

SUPERVALU INC.
By:	/s/ Sherry Smith
Title: Executive Vice President, Chief Financial Officer

THE ROYAL BANK OF SCOTLAND PLC, in its capacity as Administrative Agent
By:	/s/ Tracy Rahn
Title: Director

REVOLVING LENDERS, TERM A LENDERS, TERM B-1 LENDERS AND TERM B-2 LENDERS
This signature page is for all Lenders consenting to the Amendment, WHETHER OR NOT EXTENDING A TERM B-1 ADVANCE OR COMMITTING TO MAKE A NEW TERM B-3 ADVANCE. Any Lender that has consented to the Amendment may also commit to make a new Term B-3 Advance by completing Item #1 to the left of the signature block below. In addition, any Term B-1 Lender that has consented to the Amendment may also commit to extend all or a portion of its existing Term B-1 Advance (which shall be converted into a Term B-2 Advance and/or Term B-3 Advance in accordance with, and subject to, the Amendment) by completing Item #2 and/or Item #3 to the left of the signature block below.
In order to consent to the Amendment and, if applicable, commit as set forth in Item #1, Item #2 and/or Item #3, please complete this signature page and sign below.
A consent from a Lender on this consent and commitment signature page shall represent consent in respect of all outstanding Revolving Advances, Revolving Advance Commitments, without duplication, the amount of such Lender’s risk participation in Letter of Credit Liabilities, Term A Advances, Term B-1 Advances and Term B-2 Advances held by such Lender.

1. ☐ We commit to make up to
[NAME OF INSTITUTION], solely in its
$_________ of New Term B-3 Advances *	capacity as a Lender

By:
2. ☐ We commit to extend up to		Name:
Title:

$_________ of our outstanding Term B-1 Advances as a Term B-2 Advance**
[By:
Name:
3. ☐ We commit to extend		Title:][1]

$_________ of our outstanding Term B-1 Advances as a Term B-3 Advance***

[1]	If necessary.

*	If a consenting Lender does not check the box or leaves the dollar amount blank, the dollar amount shall be deemed to be zero. Any dollar amount indicated in Item # 1 shall be in addition to any dollar amount indicated in Items #2 and Item #3.

**	If a consenting Term B-1 Lender checks the box # 2 but leaves the dollar amount in Item #2 blank, the dollar amount in Item #2 shall be deemed equal to the full amount of such consenting Term B-1 Lender’s outstanding Term B-1 Advances. If a consenting Lender checks both box #2 and box #3 but leaves the dollar amount in Item #2 and Item #3 blank, the dollar amounts in Items #2 and #3 will be determined by the Borrower in its sole discretion up to the full amount of such Lender’s Term B-1 Commitment.

***	If a consenting Term B-1 Lender checks the box # 3 but leaves the dollar amount in Item #3 blank, the dollar amount in Item #3 shall be deemed equal to the full amount of such consenting Term B-1 Lender’s outstanding Term B-1 Advances. If a consenting Lender checks both box #2 and box #3 but leaves the dollar amount in Item #2 and Item #3 blank, the dollar amounts in Items #2 and #3 will be determined by the Borrower in its sole discretion up to the full amount of such Lender’s Term B-1 Commitment.